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                                                                   EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hearst-Argyle Television, Inc. on Form S-4 of our report dated February 26, 1998 (March 9, 1998 as to Note 18), appearing in the Annual Report on Form 10-K, as amended by Form 10K/A, of Hearst-Argyle Television, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in this Registration Statement.

Deloitte & Touche LLP

New York, New York
February 11, 1999